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AMERICAN ITALIAN PASTA COMPANY                                          |NEWS
                                                                        |RELEASE

Contact:

Paul Geist
Vice President & Corporate Controller
816-584-5611

For Immediate Release

            AMERICAN ITALIAN PASTA COMPANY UPDATES RESTATEMENT PROCESS

KANSAS CITY, MO, May 18, 2007 - American Italian Pasta Company (OTC:  AITP), the
largest  producer and marketer of dry pasta in North America,  today provided an update to the status of the restatement of its historical financial statements.

As  previously  announced,  the Company has been  evaluating  the  timetable for completion and filing of its audited financial  statements and annual reports on
Form 10-K for its fiscal year ended  September  30, 2005 and for its fiscal year ended September 29, 2006. Based on its evaluation of the timetable,  the Company now  anticipates  making these filings  concurrently  in the last half of August
2007. "We recognize that this has been an extended  process and has taken longer than originally  anticipated," said Jim Fogarty,  Chief Executive  Officer.  "We look forward to completing this extensive review and our restatement process."

The date the  Company  estimates  for  completing  the  filing of its  financial statements  is subject to change  based on a number of  factors,  including  the ongoing  investigations  in which the Company is cooperating,  and the review of and continued  analysis of issues by the Company and its independent  registered public accounting firm.

ABOUT AIPC

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest producer and marketer of dry pasta in North America.  The
Company  has four  plants  that are  located  in  Excelsior  Springs,  Missouri;
Columbia, South Carolina; Tolleson, Arizona and Verolanuova,  Italy. The Company
has approximately 600 employees located in the United States and Italy.

When used in this release,  the words "anticipate,"  "believe,"  "estimate," and
"expect"  and similar  expressions  are  intended  to  identify  forward-looking statements, but are not the exclusive means of identifying these statements. The statements by the Company  regarding the timing of filing its audited  financial statements  and annual reports on Form 10-K for fiscal 2005 and fiscal 2006, are
forward-looking.   Actual  results  or  events  could  differ  materially.   The
differences could be caused by a number of factors,  including,  but not limited to, the  completion  and  findings  of the Audit  Committee  investigation,  the
Company's  review of its  financial  statements,  a review  and/or  audit of the
Company's financial  statements by its independent  registered public accounting firm, the SEC staff review,  and the  conclusions  reached  regarding  financial reporting.  The Company will not update any  forward-looking  statements in this press release to reflect future events.

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